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                                                         Registration  No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                   ADVO, Inc.
               (Exact name of issuer as specified in its charter)

Delaware                                                         06-0885252
(State or other jurisdiction                                    (IRS Employer
of incorporation or organization)                            Identification No.)

         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
                    (Address of Principal Executive Offices)

         1986 Employee Restricted Stock Plan of ADVO, Inc., as amended
                            (Full title of the plan)

                                David M. Stigler
              Senior Vice President, General Counsel and Secretary
         One Univac Lane, P.O. Box 755, Windsor, Connecticut 06095-0755
                     (Name and address of agent for service)

                                 (860) 285-6120
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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

Title of securities of    Amount to be        Proposed maximum                 Proposed maximum                Amount
   to be registered        registered     offering price per share (*)    aggregate offering price (*)   registration fee
----------------------    ------------    ----------------------------    ----------------------------   ----------------
Common Stock, par        100,000 shares            $27.344                        $2,734,375                  $806.64
  value $.01 per share

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(*) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock of ADVO, Inc. on April 9, 1998.

         Pursuant to Rule 429, this registration statement constitutes Post-Effective Amendment No. 5 to the Company's Form S-8 (File No. 33-19045) registering 1,250,000 shares for issue under the 1986 Employee Restricted Stock Plan (the "Plan"), as amended and Post-Effective Amendment No. 1 to the Company's Form S-8 (File No. 33-27370) registering 375,000 shares for issue under the Plan, as amended and Post-Effective Amendment No. 2 to the Company's Form S-8 (File No. 33-34686) registering 312,500 shares for issue under the Plan, as amended and Post-Effective Amendment No. 3 to the Company's Form S-8 (File No. 33-40402) registering 500,000 shares for issue under the Plan, as amended and Post-Effective Amendment No. 4 to the Company's Form S-8 (File No. 333-24131) registering 30,000 shares for issue under the Plan, as amended.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. - INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by ADVO, Inc. (the "Company" or the "registrant") with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

(b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1997 ;

(c)     Current Report on Form 8-K dated September 29, 1997; and

(d) The description of the Company's Common Stock which is contained in its registration statement on Form 10 filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description.

        All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(c) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. - DESCRIPTION OF SECURITIES

This Item is not applicable to the securities to be registered hereby.

ITEM 5. - INTERESTS OF NAMED EXPERTS AND COUNSEL

        The consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or appearing in ADVO, Inc.'s Annual Report (Form 10-K) for the year ended September 27, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference or included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

        The validity of the ADVO, Inc. Common Stock being offered hereby is being passed upon for the Company by David M. Stigler, Senior Vice President, General Counsel and Secretary of the Company. Mr. Stigler is also a shareholder of the Company, holds options to purchase additional shares of the Company's Common Stock and participates in the Company's stock plans, including the 1986 Employee Restricted Stock Plan of ADVO, Inc., as amended.

ITEM 6. - INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement in connection with specified actions, suits or proceedings,

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whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

        Unless ordered by a court, an indemnification can be made by a corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in Delaware Law. The indemnification provided by Section 145 of the DGCL includes the right to be paid by the corporation the expenses incurred in defending proceedings in advance of their final disposition. Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified.

        The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred by Section 145 of the DGCL is not exclusive of any other right which any person may have or acquire under any statute, provision of the certificate of incorporation or bylaws, or otherwise. In addition, Section 145 of the DGCL authorizes a corporation to maintain insurance, at its expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        As permitted by Section 145 of the DGCL, the Restated Certificate of Incorporation and the Restated Bylaws of the Company provide for indemnification of officers, directors, employees and agents of the Company in certain cases against expenses and liabilities under judgments of reimbursement of amounts paid in settlement.

ITEM 7. - EXEMPTION FROM REGISTRATION CLAIMED

This item is not applicable to the securities to be registered hereby.

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ITEM 8. - EXHIBITS

The following exhibits are filed herewith:
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

Exhibit No.   Description
-----------   -----------
4(a)          1986 Employee Restricted Stock Plan of ADVO,                    Incorporated by reference to the
              Inc., as amended.                                               Company's Definitive Proxy Statement for
                                                                              the annual meeting of Stockholders held
                                                                              on January 22, 1998.

4(b)          Restated Certificate of Incorporation of ADVO,                  Incorporated by reference to Exhibit 3(a)
              Inc.                                                            to the Company's Form 10 filed on
                                                                              September 15, 1986 (No. 1-11720).

4(c)          Restated Bylaws of ADVO, Inc,                                   Incorporated by reference to Exhibit 3(b)
                                                                              to the Company's Annual Report on Form
                                                                              10-K for the fiscal year ended September
                                                                              30, 1989.

4(d)          Stockholder Protection Agreement, dated as                      Incorporated by reference to Exhibit 4.1
              February 5, 1993, between the Company and                       of the Company's Form 8-K dated February 5,
              Mellon Securities Trust Company, as Rights                      1993.
              Agent, including Exhibit A and Exhibit B.

5             Opinion of Counsel.                                             Filed herewith.

23(a)         Consent of Independent Auditors.                                Filed herewith.

23(b)         Consent of Counsel (See Exhibit 5).                             Filed herewith.

24            Power of Attorney (See Signature Page).                         Filed herewith.

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Item 9. - UNDERTAKINGS

A.      Undertaking to Update

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

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          (iii)      To include any material information with respect to the
                     plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking With Respect to Incorporating Certain Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking With Respect to Indemnification of Directors, Officers or Controlling Persons.

         Insofar as indemnification for liabilities under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on April 13, 1998.

                                                  ADVO, Inc.

                                               By Robert S. Hirst  /s/
                                                  --------------------
                                                  ROBERT S. HIRST
                                                  Vice President and Controller

                                Power of Attorney
                                -----------------

      Each of the undersigned hereby appoints David M. Stigler and Robert S. Hirst, and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. Each such attorney will have the power to act hereunder with or without the other. Each of the undersigned hereby ratifies and confirms all that attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
     Signature                                   Title                                              Date
     ---------                                   -----                                              -----
 ROBERT KAMERSCHEN /s/                    Chairman, Chief Executive Officer and                April 13, 1998
--------------------------                Director (Principal Executive Officer)
 Robert Kamerschen

GARY M. MULLOY   /s/                      President, Chief Operating                           April 13, 1998
--------------------------                Officer and Director
 Gary M. Mulloy

DONALD E. MCCOMBS  /s/                    Senior Vice President and Chief                      April 13, 1998
--------------------------                Financial Officer (Principal Financial Officer)
Donald E. McCombs

ROBERT S. HIRST  /s/                      Vice President and Controller                        April 13, 1998
--------------------------                (Principal Accounting Officer)
Robert S. Hirst

BRUCE CRAWFORD  /s/                       Director                                             April 13, 1998
--------------------------
Bruce Crawford

DAVID F. DYER                             Director                                             April 13, 1998
--------------------------
David F. Dyer

JACK W. FRITZ                             Director                                             April 13 , 1998
--------------------------
Jack W. Fritz

HOWARD H. NEWMAN  /s/                     Director                                             April 13 , 1998
--------------------------
Howard H. Newman

JOHN R. ROCKWELL                          Director                                             April 13 , 1998
------------------------------
John R. Rockwell

JOHN L. VOGELSTEIN  /s/                   Director                                             April 13, 1998
-------------------------------
John L. Vogelstein
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                                        6


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                                           EXHIBIT INDEX

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
                                                         Incorporation by
Exhibit No.              Description                         Reference
-----------              -----------                     ----------------
5               Opinion of Counsel                       Filed herewith

23(a)           Consent of Independent Auditors          Filed herewith

23(b)           Consent of Counsel (See Exhibit 5)       Filed herewith

24              Power of Attorney (See Signature Page)   Filed herewith


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